EXHIBIT 31.2

CERTIFICATIONS

I, Dale W. Boyles, Chief Financial Officer, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of Warrior Met Coal, Inc. (the “registrant”); and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

WARRIOR MET COAL, INC.

Date: May 18, 2023	By:	/s/ Dale W. Boyles
Dale W. Boyles
Chief Financial Officer